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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) October 24, 2000

Liqui-Box Corporation
 (Exact name of registrant as specified in its charter)

Ohio	0-8514	31-0628033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6950 Worthington-Galena Road, Worthington, Ohio		43085
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (614) 888-9280

N/A
 (Former name or former address, if changed since last report.)

Item 5.  Other Events

    The following persons have been elected as officers of the Company, effective October 24, 2000:

Samuel N. Davis	Vice Chairman
Stewart M. Graves	President and Chief Operating Officer
C. William McBee	Vice President of Sales
J. Sheffield Sweet	Vice President of Manufacturing

The election of the new officers also was announced in a press release dated October 25, 2000. A copy of the press release is attached as an exhibit to this report.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUI-BOX CORPORATION
By:	/s/ SAMUEL B. DAVIS Samuel B. Davis, Chairman and Chief Executive Officer

Dated: October 27, 2000

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SIGNATURES